Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-188998; 333-189005; 333-202746; 333-202749; and 333-225384 on Form S-8 of Limestone Bancorp, Inc. of our report dated February 25, 2022 with respect to the consolidated financial statements of Limestone Bancorp, Inc., which report appears in this Annual Report on Form 10-K of Limestone Bancorp, Inc. for the year ended December 31, 2021.

/s/ Crowe LLP

Louisville, Kentucky

February 25, 2022